PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of December 31, 2013 by and among those individuals identified on Schedule A attached hereto (each, "Seller" and collectively, "Sellers") and TruSec ID, Inc., a Minnesota corporation, with an address at 600 E Union St, Morganton, NC 28655 ("TruSec"). Each Seller and TruSec are referred to in this Agreement each as a "Party" and collectively as the "Parties."

Background

Sellers are the registered and beneficial owners of common stock of Salamander Technologies, Inc., a Michigan corporation (the "Corporation"). In relation to a Subscription Agreement of even date among the Corporation, TruSec and certain shareholders of the Corporation ("Subscription Agreement"), TruSec wishes to purchase, and Sellers wish to sell, all of the shares of the capital stock of the Corporation owned by Sellers, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the Parties agree as follows:

Terms and Conditions

1. **Purchase.**

A. Purchase of Stock. Each Seller shall sell and TruSec shall purchase those shares of the Corporation's common stock owned by such Seller, as identified on Schedule A attached hereto (the "Stock"), in accordance with the terms and conditions of this Agreement.

B. Price and Payment. The purchase price to each Seller for such Seller's Stock shall be $1 per share (the "Purchase Price"). The Purchase Price shall be paid to each Seller at Closing in immediately available funds.

C. Closing. The Closing (the "Closing") shall be held upon the execution of this Agreement. At the Closing, (i) TruSec shall deliver to each Seller the Purchase Price in immediately available funds, (ii) each Seller shall deliver to TruSec the original stock certificate evidencing such Seller's Stock, duly endorsed for transfer to TruSec, and an executed Assignment of Stock in the form attached hereto as Exhibit A, and (iii) each Seller shall deliver to TruSec good title to such Seller's Stock, free of all liens and encumbrances.

2. **Representations and Warranties of each Seller.** Each Seller, severally and not jointly, represents and warrants to TruSec as follows:

A. Authorization. Such Seller has full power, right, authority and capacity to enter into and perform this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller. This Agreement is the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its

terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and bankruptcy, insolvency, fraudulent transfer, and conveyance, and similar affecting creditors' rights and remedies generally.

B. No Conflict. Neither the execution, delivery or performance of this Agreement nor the sale and purchase of such Seller's Stock contemplated hereby conflicts with, results in a breach of, violates, or constitutes a default under, any applicable law, or any order, writ, injunction or decree of any court, governmental agency or arbitrator, or any instrument which is applicable to such Seller or any property of such Seller. No consent or approval of, filing with, or notice to any court, governmental agency or other person is required in connection with the execution, delivery or performance of this Agreement by such Seller.

C. Title to the Stock. Such Seller's Stock represents all of the equity of the Corporation owned by such Seller; such Seller has good and marketable title to such Seller's Stock, free and clear of all liens, pledges, encumbrances, security interests, restrictions or other interests; and no option, right of first refusal or other right of any kind to purchase any of such Seller's Stock exists in favor of any other person.

D. Investigation. Such Seller has made such investigation as such Seller has deemed appropriate in connection with the decision to enter into this Agreement and the related documents. Such Seller is relying on the results of such investigation and the advice of such Seller's personal advisors and has not relied upon or been influenced by any statement or representation made by TruSec or the Corporation or any director, officer, shareholder, employee, agent or affiliate thereof, other than the covenants, representations and warranties of TruSec under this Agreement.

E. Voluntary Execution. Such Seller has consulted with legal counsel in entering into this Agreement; has read this Agreement in its entirety; has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims; has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement; and is the only person who is or may be entitled to receive or share in any damages or compensation on account of or arising out of such Seller's ownership of such Seller's Stock and relationship with the Corporation, the termination of that relationship, any actions taken in the course of that relationship, and any events related to such relationship or occurring prior to the execution of this Agreement.

F. Shareholder Rights. Such Seller acknowledges that from and after the date of this Agreement, such Seller will no longer be a shareholder of the Corporation or entitled to any of the rights of a shareholder.

3. **Representations and Warranties of TruSec.** TruSec represents and warrants to each Seller as follows:

A. Existence. TruSec is a corporation duly organized and validly existing under the laws of the State of Minnesota.

B. Authorization. TruSec has full power, right, authority and capacity to enter into and perform this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by TruSec. This Agreement is the legal, valid and binding obligation of TruSec enforceable against TruSec in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and bankruptcy, insolvency, fraudulent transfer, and conveyance, and similar affecting creditors' rights and remedies generally.

C. No Conflict. Neither the execution, delivery or performance of this Agreement nor the sale and purchase of the Stock contemplated hereby conflicts with, results in a breach of, violates, or constitutes a default under, any applicable law, or any order, writ, injunction or decree of any court, governmental agency or arbitrator, or any instrument which is applicable to TruSec or any property of TruSec. No consent or approval of, filing with, or notice to any court, governmental agency or other person is required in connection with the execution, delivery or performance of this Agreement by TruSec.

4. **Confidentiality.** Each Party agrees to maintain in confidence the contents and terms of this Agreement and the consideration for this Agreement (collectively, the "Confidential Information"). The Parties agree to take every reasonable precaution to prevent disclosure of any Confidential Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Confidential Information. The Parties agree to take every precaution to disclose Confidential Information only to those employees, officers, directors, attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Confidential Information.

5. **Waiver.** Each Seller hereby waives any and all terms of, rights of such Seller under, and compliance with the Articles of Incorporation and Bylaws of the Corporation and any other agreement (including without limitation any Investor Rights Agreement, Shareholder Agreement or Stock Transfer Restriction Agreement) or law that would otherwise prohibit, limit or impose conditions upon the transfer or sale of the Shares pursuant to this Agreement, to the extent that any such agreements or laws prohibit, limit or impose conditions upon the transfer or sale of the Shares pursuant to this Agreement. Such waiver includes, without limitation, any notice or consent requirements under any such agreements or laws.

6. **Effective Time.** This Agreement shall become effective upon the Closing (as defined in the Subscription Agreement) (the "Effective Time"). If the Subscription Agreement fails to Close for whatever reason, this Agreement shall be null and void.

7. **Miscellaneous.**

A. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, guardians, legal representatives, trustees or heirs. No Party may assign any rights or duties under this Agreement without the prior signed written consent of the Parties.

B. Severability. Should any provision of this Agreement be declared or be

determined by any arbitrator or court of competent jurisdiction to be illegal or invalid, the invalidity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

C. Entire Agreement and Amendment. This Agreement, including the schedules and exhibits hereto, contains the entire agreement between the Parties with respect to the matters described herein and is a complete and exclusive statement of the terms thereof and supersedes all previous agreements. This Agreement may not be altered or modified except by a writing signed by the Parties.

D. Waiver. The failure of any Party at any time to require performance by another Party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other Party at any time thereafter.

E. Choice of Law and Forum. This Agreement shall be governed by and construed according to the laws of the State of Michigan, without regard to any conflict of law principles. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of Michigan, and the Parties specifically consent and submit to the jurisdiction of such state or federal court. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

F. Further Assistance. Each Party shall, at the request of another Party, furnish, execute and deliver such other documents as the other Party may reasonably request and shall take such other actions as the other Party shall reasonably request, provided only that the furnishing of such documents and taking of such action shall be necessary and convenient to consummate or confirm the transactions contemplated herein.

G. Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (i) when personally delivered to the Party to be given such notice or other communication, (ii) on the business day that such notice or other communication is sent by facsimile or similar electronic device, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice, (iii) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by certified or registered air mail with return receipt requested and postage thereon fully prepaid, or (iv) on the business day following the day such notice or other communication is sent by reputable overnight courier, to the address set forth above with regard to TruSec, and with regard to the Sellers, the last known address for each Seller on the books of the Corporation.

H. Acknowledgment and Waiver. Each Party acknowledges that this Agreement has been prepared by legal counsel to the Corporation and that such Party has been advised to obtain separate legal counsel to represent the legal interests of such Party. Each Party waives any claims such Party may have against the Corporation's counsel regarding any conflict of interest

with regard to this matter.

I. Facsimile and Counterparts. The Parties agree that signatures sent and received via facsimile or e-mail shall be valid and binding upon the Party signing this Agreement in such manner. The Parties further agree that this Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Each copy executed in compliance with this Section shall be deemed an executed original for all purposes.

The Parties have made this Agreement effective as of the Effective Time.

Sellers:

Mike Clemens

Raymond Haring

TruSec:

TRUSEC ID, INC.

By:____________________________

Jeffrey A. Hattara

Its: President and CEO

with regard to this matter.

I. Facsimile and Counterparts. The Parties agree that signatures sent and received via facsimile or e-mail shall be valid and binding upon the Party signing this Agreement in such manner. The Parties further agree that this Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Each copy executed in compliance with this Section shall be deemed an executed original for all purposes.

The Parties have made this Agreement effective as of the Effective Time.

Sellers:

____________________ Mike Clemens	Raymond Haring

TruSec: **TRUSEC ID, INC.**

By:____________________
Jeffrey A. Hattara
Its: President and CEO

with regard to this matter.

I. Facsimile and Counterparts. The Parties agree that signatures sent and received via facsimile or e-mail shall be valid and binding upon the Party signing this Agreement in such manner. The Parties further agree that this Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Each copy executed in compliance with this Section shall be deemed an executed original for all purposes.

The Parties have made this Agreement effective as of the Effective Time.

Sellers:

______________________	______________________
Mike Clemens	Raymond Haring

TruSec:

TRUSEC ID, INC.

By: ______________________
Jeffrey A. Hattara DEC. 31, 2013
Its: President and CEO

SCHEDULE A

Sellers

First Name	Last Name	
Common Stock Holders		Common Shares
Mike	Clemens	200.0
Raymond	Haring	100.0

EXHIBIT A

ASSIGNMENT OF STOCK

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby sells, assigns, transfers, conveys and delivers to TruSec ID, Inc., a Minnesota corporation ("Purchaser"), all right, title and interest of [_____________] ([_____]) shares of Common Stock of Salamander Technologies, Inc., a Michigan corporation (the "Corporation"), standing in the undersigned's name on the books of the Corporation, with full power of substitution in the premises, constituting all of the shares of the Corporation's stock owned or held by the undersigned and represented by Stock Certificate No. ____, dated __________ (the "Shares").

The undersigned hereby irrevocably constitutes and appoints Jeffrey G. York, Esq., attorney, to transfer the Shares on the records of the Corporation, with full power of substitution in the premises, in compliance with the terms and conditions contained in the Bylaws of the Corporation.

This Assignment of Stock is executed pursuant to that certain Purchase Agreement between the undersigned, Purchaser and the Corporation of even date (the "Purchase Agreement"). This Assignment of Stock is made without representation or warranty, except as provided in and by the Purchase Agreement. This Assignment of Stock is in all respects subject to the provisions of the Purchase Agreement and is not intended in any way to supersede, limit or qualify any provision of the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Assignment of Stock and caused it to be effective as of the Effective Time (as defined in the Purchase Agreement).

____

[_________________]

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